[Citicorp North America, Inc. Letterhead]

December 16, 2004

Laidlaw International, Inc.
55 Shuman Boulevard
Suite 400
Naperville, Illinois 60563
Attention: Jeff McDougle

Re: Consent to Disposition

Gentlemen:

Laidlaw International, Inc., a Delaware corporation (the “US Borrower”), Laidlaw Transit Ltd., an Ontario corporation (“LTL”), and Greyhound Canada Transportation Corp., an Ontario corporation (collectively with LTL, the “Canadian Borrowers” and together with the US Borrower, the “Borrowers”), the banks, financial institutions and other institutional lenders party hereto, Citibank, N.A., Citicorp North America, Inc., as collateral agent and administrative agent, Credit Suisse First Boston acting through its Cayman Islands branch, as syndication agent, General Electric Capital Corporation, as co-documentation agent, and the other parties signatory thereto are parties to that certain Credit Agreement dated as of June 19, 2003 (as previously amended, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms not otherwise defined herein having the definitions provided therefore in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement.

Notwithstanding Sections 2.06(b), 2.07(b), 5.02(e) or any other provision in the Credit Agreement to the contrary and provided that (i) the Net Cash Proceeds from the Disposition (as defined below) are at least in an aggregate fair market value of $700,000,000 and (ii) the Net Cash Proceeds from the Disposition (as defined below) shall be used to repay in full the outstanding principal amount of the Term B Advances together with any accrued and unpaid interest earned thereon (and the Term B Commitment will at such time be terminated); provided that, after the repayment of such outstanding principal amount of the Term B Advances together with any accrued and unpaid interest earned thereon, any remaining Net Cash Proceeds from the Disposition (as defined below) shall be retained by the Borrowers. The Agents and the Required Lenders, the Required Revolving Credit Tranche A Lenders and the Required Revolving Credit Tranche B Lenders hereby consent to (a) Borrowers’ disposition (the “Disposition”) of its healthcare group, comprising all of the issued and outstanding capital stock of American Medical Response, Inc. and EmCare Holdings Inc., and each of their respective direct and indirect subsidiaries (collectively, the “Disposed Entities”) and hereby agree to release (and cause to be released) (i) the guarantees granted by the Disposed Entities in favor of the Administrative Agent for the benefit of the Lenders and (ii) all Liens on all of the assets of such Disposed Entities, in each case upon the consummation of the Disposition and the repayment in full of the Term B Advances together with all accrued and unpaid interest thereon and (b) Borrowers’ not applying the remaining Net Cash Proceeds from the Disposition as required pursuant to the provisions of Section 2.07(b) of the Credit Agreement; provided that, on the date of the Disposition, the following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of each Borrower, stating that both on the date of such certificate and on the date of the Disposition:

(i) the representations and warranties contained in the Credit Agreement are correct and true in all material respects, before and after the Disposition, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer or relate to a specific date other than the date of the Disposition, in which case as of such specific date; and

(ii) no Default has occurred and is continuing, or would result from the Disposition.

This consent shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a consent of any variation from the Credit Agreement except as expressly set forth herein.

Except as specifically set forth herein, this letter agreement shall not be deemed to waive or modify any provision of the Credit Agreement, and the Credit Agreement is hereby reaffirmed.

Please acknowledge your consent to this letter by signing below.

Sincerely,

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Collateral Agent

By:
Name:

Title:

Agreed and acknowledged by:

LAIDLAW INTERNATIONAL, INC.

By:

Name:

Title:

LAIDLAW TRANSIT LTD.

By:

Name:

Title:

GREYHOUND CANADA TRANSPORTATION CORP.

By:

Name:

Title:

Lenders:

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By:
Name:
Title: